News Release
#14-27	CONTACT:
Greg Powell
Vice President, Investor Relations
B/E Aerospace
(561) 791-5000 ext. 1450

B/E AEROSPACE ANNOUNCES APPOINTMENT OF
JAMES F. ALBAUGH TO ITS BOARD OF DIRECTORS

WELLINGTON, FL, November 13, 2014 – B/E Aerospace (Nasdaq: BEAV), the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services, announced the appointment of James F. Albaugh to its Board of Directors effective as of November 14, 2014.

Mr. Albaugh has been a Senior Advisor to The Blackstone Group since December 2012.  Prior to that, he was president and chief executive officer of Boeing's Commercial Airplanes business unit and a member of Boeing’s Executive Council from September 2009 through June 2012.  Mr. Albaugh was president and chief executive officer of Boeing’s Integrated Defense Systems business unit from July 2002 to September 2009.  Prior to that time, Mr. Albaugh, who joined Boeing in 1975, held various executive positions, including president and chief executive of Space and Communications and president of Space Transportation.  He is an honorary fellow of the American Institute of Aeronautics and Astronautics, and an elected member of the National Academy of Engineering.  He is the President of the American Institute of Aeronautics and Astronautics, serves as a director to the American Airlines Group Inc., TRW Automotive Holdings Corp. and serves on other nonprofit organization boards and in other professional organizations.  Mr. Albaugh holds bachelor's degrees in mathematics and physics from Willamette University and a master's degree in civil engineering from Columbia University.

Amin J. Khoury, Chairman and Chief Executive Officer of B/E Aerospace, commented, “I am very pleased to welcome Jim as a member of our Board of Directors.  Jim’s distinguished career in aerospace has been truly outstanding and his broad knowledge of the industry will contribute significantly to our business.”

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (SEC), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this release are made only as of the date of this release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About B/E Aerospace, Inc.

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services. B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets. B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems. The Company also provides cabin interior reconfiguration, program management and certification services. The Company provides aerospace fasteners, consumables and logistics services as well as oilfield services and associated rental equipment. B/E Aerospace sells and supports its products through its own global direct sales and product support organization. For more information, visit the B/E Aerospace website at www.beaerospace.com.

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